                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          BOSTON PROPERTIES, INC.
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          ------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                     [BOSTON PROPERTIES LOGO APPEARS HERE]

                                                                 March 29, 2002

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of Boston Properties, Inc. This year's meeting will be held on Wednesday, May 1, 2002 at 11:00 a.m., local time, at 599 Lexington Avenue, Conference Room 2E, New York, New York.

   The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Boston Properties by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting we will review our operations, report on 2001 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

   Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Mortimer B. Zuckerman
                                          Mortimer B. Zuckerman
                                          Chairman of the Board

                                          /s/ Edward H. Linde
                                          Edward H. Linde
                                          President and Chief Executive Officer

                     [BOSTON PROPERTIES LOGO APPEARS HERE]

                            BOSTON PROPERTIES, INC.

                             111 Huntington Avenue
                                   Suite 300
                             Boston, MA 02199-7610

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 1, 2002

                               -----------------

   The 2002 annual meeting of stockholders of Boston Properties, Inc. will be held on Wednesday, May 1, 2002 at 11:00 a.m., local time, at 599 Lexington Avenue, Conference Room 2E, New York, New York. At the annual meeting, stockholders will vote upon the following proposals:

    1. To elect two Class II directors, each to serve for a three-year term.

    2. To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

    3. To consider and act upon one stockholder proposal concerning the annual election of directors.

    4. To consider and act upon one stockholder proposal concerning the repeal of our shareholder rights plan.

    5. To consider and act upon one stockholder proposal concerning non-audit activities of independent accountants.

    6. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

   You may vote if you were a stockholder of record as of the close of business on March 13, 2002. If you do not plan to attend the meeting and vote your common shares in person, please vote in one of the following ways:

    . Use the toll-free telephone number shown on your proxy card (this call is free in the U.S. and Canada);

    . Go to the Website address shown on your proxy card and vote via the Internet; or

    . Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

   Any proxy may be revoked at any time prior to its exercise at the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ William J. Wedge
                                          WILLIAM J. WEDGE, ESQ.
                                          Secretary

March 29, 2002

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING...........................................   1
   What is the purpose of the annual meeting?............................................   1
   Who is entitled to vote?..............................................................   1
   Can I attend the meeting?.............................................................   1
   What constitutes a quorum?............................................................   1
   How do I vote?........................................................................   2
   Will other matters be voted on at the annual meeting?.................................   2
   Can I revoke my proxy instructions?...................................................   2
   What other information should I review before voting?.................................   3
PROPOSAL 1: ELECTION OF DIRECTORS........................................................   3
   Introduction..........................................................................   3
   Vote Required.........................................................................   3
   Recommendation........................................................................   3
   Information Regarding the Nominees, Other Directors and Executive Officers............   3
   The Board of Directors and Its Committees.............................................   7
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS.........................   8
   Recommendation........................................................................   8
PROPOSAL 3: STOCKHOLDER PROPOSAL.........................................................   9
   Annual Election of Directors..........................................................   9
   Boston Properties' Statement in Opposition............................................   9
   Vote Required.........................................................................  10
   Recommendation........................................................................  10
PROPOSAL 4: STOCKHOLDER PROPOSAL.........................................................  10
   Shareholder Rights Plan...............................................................  10
   Boston Properties' Statement in Opposition............................................  10
   Vote Required.........................................................................  11
   Recommendation........................................................................  11
PROPOSAL 5: STOCKHOLDER PROPOSAL.........................................................  12
   Non-Audit Services of Independent Accountants.........................................  12
   Boston Properties' Statement in Opposition............................................  12
   Vote Required.........................................................................  14
   Recommendation........................................................................  14
PRINCIPAL AND MANAGEMENT STOCKHOLDERS....................................................  15
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.........................................  18
   Director Compensation.................................................................  18
   Executive Compensation................................................................  18
   Summary Compensation Table............................................................  18
   Option Grants for Fiscal Year 2001....................................................  21
   Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values.  21
   Employment and Noncompetition Agreements..............................................  22
   Severance Agreements..................................................................  23
   Stock Performance Graph...............................................................  23
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..................................  24
   Compensation Committee Interlocks and Insider Participation...........................  27
   Section 16(a) Beneficial Ownership Reporting Compliance...............................  27
AUDIT COMMITTEE REPORT...................................................................  27

                                                                           Page
                                                                           ----
 INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS............................  28
    Audit Fees............................................................  28
    Financial Information Systems Design and Implementation Fees..........  28
    All Other Fees........................................................  28
 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  29
    The MBZ Charitable Remainder Trust Purchase of Shares from Prudential.  29
    Secured Lending Transactions..........................................  29
    Carnegie Center Acquisitions and Development..........................  29
    Indebtedness of Management............................................  29
    Leasing Commissions...................................................  29
 OTHER MATTERS............................................................  30
    Expenses of Solicitation..............................................  30
    Stockholder Proposals for Annual Meetings.............................  30

                     [BOSTON PROPERTIES LOGO APPEARS HERE]

                                                                 March 29, 2002

                            BOSTON PROPERTIES, INC.

                             111 Huntington Avenue
                                   Suite 300
                             Boston, MA 02199-7610

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 29, 2002 and are furnished in connection with the solicitation of proxies by the Board of Directors of Boston Properties, Inc. for use at the 2002 annual meeting of stockholders of Boston Properties to be held on Wednesday, May 1, 2002 at 11:00 a.m., local time, at 599 Lexington Avenue, Conference Room 2E, New York, New York, and at any adjournments or postponements thereof.

                QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

   At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors, ratification of the selection of our independent accountants, and consideration of three stockholder proposals, one concerning the annual election of directors, one concerning the repeal of our shareholder rights plan and one concerning non-audit activities of independent accountants.

Who is entitled to vote?

   If our records show that you were a stockholder as of the close of business on March 13, 2002, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

   All stockholders of record of Boston Properties' shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver's license or passport.

What constitutes a quorum?

   The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 91,117,571 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

   Voting by Proxy Holders for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by using the toll-free telephone number, the Internet Website listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Boston Properties.

  . Vote by Telephone. If you hold your common shares in your own name as a holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. on April 30, 2002. When you call you will receive a series of voice instructions which will allow you to vote your common shares. A control number, located above the registration line of your proxy card, verifies your identity as a stockholder and allows you to vote your common shares and confirm that your voting instructions have been recorded properly. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  . Vote by Internet. You also have the option to vote via the Internet. The Website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. on April 30, 2002. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

  . Vote by Mail. If you would like to vote by mail, mark your proxy card, sign and date it, and return it to EquiServe in the postage-paid envelope provided.

  . Vote in Person. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person.

   Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your common shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your common shares voted. "Street name" stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Will other matters be voted on at the annual meeting?

   We are not now aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

   You may revoke your proxy at any time before it has been exercised by:

  . filing a written revocation with the Secretary of Boston Properties at the following address: 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610;

  .  filing a duly executed proxy bearing a later date; or

  .  appearing in person and voting by ballot at the annual meeting.

   Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

   For your review, our 2001 annual report, including a copy of our annual report filed with the Securities and Exchange Commission (the "SEC") on Form 10-K and financial statements for the fiscal year ended December 31, 2001, is being mailed to stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

   Our Board of Directors currently consists of seven members who are divided into three classes. At the annual meeting, two Class II directors will be elected to serve until the 2005 annual meeting or until their respective successors are duly elected and qualified.

   Our Board of Directors has nominated Alan J. Patricof and Martin Turchin to serve as the Class II directors. The nominees are currently serving as directors of Boston Properties. Our Board of Directors anticipates that the nominees will serve, if elected, as directors. However, if any persons nominated by our Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as our Board of Directors may recommend. Our Board of Directors will consider a nominee for election to our Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of our by-laws.

Vote Required

   Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as "yes" votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether there is a quorum.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THEIR NOMINEES, ALAN J. PATRICOF AND MARTIN TURCHIN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees, Other Directors and Executive Officers

   The following biographical descriptions set forth certain information with respect to the two nominees for re-election as Class II directors at the annual meeting, each director who is not up for election and the executive officers who are not directors, based on information furnished to Boston Properties by each director and executive officer. The following information is correct as of February 1, 2002.

  Nominees for Election as Directors--Term Expiring 2002

   Alan J. Patricof. Mr. Alan J. Patricof has been a director since June 23, 1997. Mr. Patricof is Chairman of the Board of Directors of Apax Partners, Inc.--formerly Patricof & Co. Ventures, the company he founded in 1969. He also serves as a director of CoreComm Limited, Johnny Rockets Group and NTL. In addition, he currently serves on The Board of Trustees of Columbia University Graduate School of Business, Continuum Health Partners, East Hampton Historical Society and the Drama School Board of Governors of the Actors Studio Division of New York University. He is a member of the Council on Foreign Relations and the New York Administrative Committee of Fleet National Bank. Mr. Patricof received a BS in finance from Ohio State University and an MBA from Columbia University Graduate School of Business. He is 67 years old.

   Martin Turchin. Mr. Martin Turchin has been a director since June 23, 1997. Since 1985, Mr. Turchin has served as Vice-Chairman of Insignia/ESG, Inc., a subsidiary of Insignia Financial Group, one of the nation's largest commercial real estate brokerage, consulting and management firms. Prior to joining Insignia/ESG, Inc., he spent 14 years with Kenneth E. Laub & Company, Inc. where he was involved in real estate acquisition, financing, leasing and consulting. Mr. Turchin has more than 30 years experience as a commercial real estate broker, consultant and advisor and has been involved in some of the largest real estate transactions in the United States. During his career, he has orchestrated more than 50 million square feet of real estate transactions. Mr. Turchin is a three time recipient of the Real Estate Board of New York's "Most Ingenious Deal of the Year Award" and a recipient of the "Robert T. Lawrence Award." Mr. Turchin holds a BS from City College of the University of New York and a JD from St. John's Law School. He is 60 years old.

  Incumbent Directors--Term Expiring 2003

   Edward H. Linde. Mr. Edward H. Linde serves as President, Chief Executive Officer and has been a director since June 23, 1997. Mr. Linde co-founded Boston Properties in 1970 after spending five years at Cabot, Cabot & Forbes, where he became Vice President and Senior Project Manager. Mr. Linde serves as a trustee of the Boston Symphony Orchestra and a director of Jobs for Massachusetts. He is also a member of the Board of Directors of the John Hancock Life Insurance Company. Mr. Linde received a BS in Civil Engineering from MIT in 1962 and an MBA from Harvard Business School, where he was a Baker Scholar, in 1964. He is 60 years old. His son, Douglas T. Linde, serves as our Senior Vice President, Chief Financial Officer and Treasurer.

   Ivan G. Seidenberg. Mr. Ivan G. Seidenberg has been a director since June 23, 1997. Mr. Seidenberg serves as the President and Chief Executive Officer of Verizon Communications. Mr. Seidenberg also served as President and Co-Chief Executive Officer from August 2000 until March 31, 2002. Mr. Seidenberg served as the Chairman and Chief Executive Officer for Bell Atlantic since 1998. Mr. Seidenberg is a member of the Board of Directors of Honeywell International, Wyeth, CVS, Pace University, The Museum of Television and Radio, The National Urban League, The New York Hall of Science, The New York Hospital, Verizon Communications and Viacom. Mr. Seidenberg received a BA in mathematics from City University of New York and an MBA from Pace University. He is 55 years old.

  Incumbent Directors--Term Expiring 2004

   Mortimer B. Zuckerman. Mr. Mortimer B. Zuckerman serves as Chairman of our Board of Directors and has been a director since June 23, 1997. Mr. Zuckerman co-founded Boston Properties in 1970 after spending seven years at Cabot, Cabot & Forbes where he rose to the position of Senior Vice President and Chief Financial Officer. Mr. Zuckerman serves as a trustee for New York University, a trustee of Memorial Sloan-Kettering Cancer Institute and a member of the Council on Foreign Relations and the International Institute for Strategic Studies. He serves on the Advisory Board of the Graduate School of Journalism at the University of California, Berkeley. He is currently serving as Chairman of the Conference of Presidents of Major American Jewish Organizations. He is also Chairman and Editor-in-Chief of U.S. News & World Report and Chairman and Publisher of the New York Daily News. He is a member of the J.P. Morgan National Advisory Board, and a member of the Board of Directors of Applied Graphics Technologies, Loews Cineplex and the Center for

Communications. He is also a former Associate Professor of City and Regional Planning at the Harvard Graduate School of Design, a former lecturer of City and Regional Planning at Yale, and a past president of the Board of Trustees of the Dana Farber Cancer Institute in Boston. Mr. Zuckerman is a graduate of McGill University in Montreal where he received an undergraduate degree in 1957 and a degree in law in 1961. He received an MBA with distinction from the Wharton School, University of Pennsylvania in 1961 and an LLM from Harvard University in 1962. He has also received three honorary degrees. Mr. Zuckerman was awarded the Commandeur De L'Ordre des Arts et des Lettres by the government of France. He is 64 years old.

   Alan B. Landis. Mr. Alan B. Landis has been a director since June 30, 1998. He also serves as the Chief Executive Officer of The Landis Group, a real estate development and management organization which was the developer of the Carnegie Center. Since 1967, Mr. Landis has held various positions with The Landis Group or its predecessors. He has served as the Co-Chairman and Trustee of the Foundation Fighting Blindness Celebrity Golf Classic since 1988 and has been appointed to the Advisory Board to Prevent Child Abuse. He was named a trustee to the Hun School at Princeton in 1988. Mr. Landis has been the recipient of several awards, including The Urban Land Institute Award for Excellence, The American and National Planning Association Awards, The American Institute of Architects Award for Precedent Setting Achievements in Land Use and Development, The American Society of Landscape Architects Environmental Enhancement Award, The National Association of Industrial Office Parks Impact Award/Developer of the Year Award, the MSM Community Development Award and the Israel Peace Medal. He received a BS in Accounting from New York University in 1965. He is 58 years old. Mr. Landis was appointed to the Board of Directors pursuant to a directorship agreement in connection with our acquisition of a portfolio of properties in New Jersey. We agreed that the Board of Directors will nominate Mr. Landis for re-election as a director at each annual meeting of stockholders in a year in which his term expired as long as Mr. Landis (together with parties related to him) continue to beneficially own at least one percent of the aggregate number of outstanding shares of common stock and units of limited partnership interest in Boston Properties Limited Partnership. Additionally, Mr. Landis must comply with the policies of our Board of Directors and attend a certain number of the meetings of our Board of Directors. Mr. Landis' brother, Mitchell S. Landis, serves as Senior Vice President and Manager of our Princeton office.

   Richard E. Salomon. Mr. Richard E. Salomon has been a director since November 12, 1998. He is President of Mecox Ventures, a private investment company. Mr. Salomon was an officer of the investment advisory firm, Spears, Benzak, Salomon & Farrell from 1982 until 2000. Mr. Salomon serves as Senior Advisor to Mr. David Rockefeller. He represented Rockefeller interests on the Executive Committee of Embarcadero Center from 1977 until 1998. In addition, he is Chairman of the Advisory Board of Blackstone Alternative Asset Management. He is a director of Strategic Hotel Capital. He is a trustee of the Museum of Modern Art, The New York Public Library and Rockefeller University. Mr. Salomon serves as the Chairman of the Investment Committee of Rockefeller University and is a member of the Investment Committee at The Council of Foreign Relations, The New York Public Library, the Museum of Modern Art and the Sloan Foundation. He received a BA from Yale University in 1964 and an MBA from Columbia University Graduate School of Business in 1967. He is 59 years old.

  Executive Officers Who Are Not Directors

   Robert E. Burke. Mr. Robert E. Burke serves as Executive Vice President for Operations, with responsibility for administrative policy and day-to-day control of our operations. Prior to his appointment in April 1998 to this position, he served for 12 years as Senior Vice President and Co-Manager of our Washington, D.C. office. He joined us in 1979 to open our Washington D.C. area office, serving as General Manager in charge of operations of that office until 1998. Prior to 1979, Mr. Burke spent over seven years as General Manager of the development of the John Fitzgerald Kennedy Library Corporation. He received dual degrees in 1960 when he earned a BS from Bates College and a Bachelor of Civil Engineering degree from Rensselaer Polytechnic Institute. He is 64 years old.

   Raymond A. Ritchey. Mr. Raymond A. Ritchey serves as Executive Vice President, Head of our Washington, D.C. office and National Director of Acquisitions and Development. Prior to his appointment in April 1998 to this position, he served as Senior Vice President and Co-Manager of our Washington, D.C. office. In his current position, Mr. Ritchey is responsible for all business development, leasing and marketing as well as new opportunity origination in the Washington, D.C. area. He also directly oversees similar activities on a national basis. Mr. Ritchey joined us in 1980, leading our expansion to become one of the dominant real estate firms in the Washington, D.C. metropolitan area. For four years prior to joining us, Mr. Ritchey was one of the leading commercial real estate brokers in the Washington, D.C. area with Coldwell Banker. He is a 1972 graduate of the U.S. Naval Academy and a 1973 graduate of the U.S. Naval Post Graduate School in Monterey, California. He is 51 years old.

   Douglas T. Linde. Mr. Douglas T. Linde serves as Senior Vice President, Chief Financial Officer and Treasurer. He previously served as Senior Vice President for Financial and Capital Markets. Mr. Linde oversees the accounting, control and financial management departments and is also responsible for capital raising, financial strategy, planning and acquisitions. In addition, Mr. Linde has played a key role in our acquisition program, including the purchase and financing of the Prudential Center in Boston, the Embarcadero Center in San Francisco, the Carnegie Center Portfolio in Princeton, New Jersey, University Place in Cambridge, Massachusetts, Reservoir Place in Waltham, Massachusetts and most recently, the development of 5 Times Square in New York City and 111 Huntington Avenue, Boston, Massachusetts. He joined us in January 1997 as Vice President of Acquisitions and New Business to help identify and execute acquisitions and to develop new business opportunities. Prior to joining us, Mr. Linde served from 1993 to 1997 as President of Capstone Investments, a Boston real estate investment company. From 1989 to 1993, he served as Project Manager and Assistant to the Chief Financial Officer of Wright Runstad and Company, a private real estate developer in Seattle, Washington. He began his career in the real estate industry with Salomon Brothers' Real Estate Finance Group. Mr. Linde received a BA from Wesleyan University in 1985 and an MBA from Harvard Business School in 1989. Mr. Linde is on the Board of Overseers for the Beth Israel Deaconess Medical Center and serves on the Finance Committee and is a director of the Boston Municipal Research Bureau. He is 38 years old. Mr. Linde's father, Edward H. Linde, serves as our President, Chief Executive Officer and a director.

   Bryan J. Koop. Mr. Bryan J. Koop serves as Senior Vice President and Manager of our Boston office. Mr. Koop is responsible for overseeing the operation of our existing regional portfolio in the Boston area, which includes the Prudential Center and Cambridge Center. He is also responsible for developing new business opportunities in the area. Prior to joining us in 1999, Mr. Koop served at Trammell Crow Company from 1982-1999 where his career covered high rise office building leasing and the development of commercial office buildings and shopping centers. From 1993 to 1999 his position was Managing Director and Regional Leader for Trammell Crow Company's New England region, which included all commercial office and shopping center operations. Mr. Koop is a member of the Board of Directors for the Massachusetts Chapter of NAIOP (National Association of Industrial and Office Parks). Mr. Koop received a BBA in 1980 and an MBA in 1982 from Texas Christian University. He is 43 years old.

   Mitchell S. Landis. Mr. Mitchell S. Landis serves as Senior Vice President and Manager of our Princeton office. Prior to his appointment in February 2001 to this position, he served as Vice President and Manager of our Princeton office. He is responsible for overseeing development, leasing and management for the Carnegie Center and Tower Center assets and for the pursuit of new business opportunities in the region. Mr. Landis joined Boston Properties in June 1998 when the assets of The Landis Group, for whom he was Chief Operating Officer, were acquired. For 19 years prior to that, he owned and operated Landis Food Services, a restaurant franchisor and owner in the Northeast United States and Canada. Mr. Landis received a BS degree in Economics from New York University in 1973 and completed coursework for a masters degree in Economics in 1975. He is 51 years old. Mr. Landis' brother, Alan B. Landis, serves as a member of our Board of Directors.

   E. Mitchell Norville. Mr. E. Mitchell Norville serves as Senior Vice President and Manager of our Washington, D.C. office. He is in charge of all development activities as well as being responsible for all administrative, project, construction and property management activities for our Washington D.C. office, with a staff of more than 200 people. From 1994 to 1998, he served as Senior Vice President and Senior Project Manager of our Washington, D.C. office, with responsibilities for various project developments. Mr. Norville has been directly responsible for over four million square feet of new development and renovation projects. He received a BS in Mechanical Engineering from Clemson University in 1980 and an MBA from the University of Virginia in 1984. He is 43 years old.

   Robert E. Pester. Mr. Robert E. Pester serves as Senior Vice President and Manager of our San Francisco office, with responsibility for all of our activities on the West Coast. Mr. Pester is responsible for overseeing existing operations at the Embarcadero Center and the Gateway Center in South San Francisco and developing new business opportunities in the area. Prior to joining us in 1998, he served as Executive Vice President and Chief Investment Officer of Bedford Property Investors, a real estate investment trust in Lafayette, California, where he led the acquisitions and development program. Prior to 1994, he was President of Bedford Property Development, a private West Coast development concern that held more than $2 billion in real estate assets. From 1980 to 1989, he was a leading commercial real estate broker with Cushman & Wakefield in northern California, where he last served as Vice President. He is a 1979 graduate of the University of California at Santa Barbara with a BA in economics and political science. He is 45 years old.

   Robert E. Selsam. Mr. Robert E. Selsam serves as Senior Vice President and Manager of our New York office. He oversees all aspects of our New York activities, including development, acquisitions, leasing and building operations. He joined us as a Vice President in 1984, prior to which he was Director of Planning for the Metropolitan Transportation Authority of the State of New York. Mr. Selsam is a member of the Board of Governors of the Real Estate Board of New York. He is a board member of the New York Building Congress, is Executive Vice President and past Co-Chairman of the Associated Builders and Owners of Greater New York, Treasurer of the East Midtown Business Improvement District, and a trustee of Phipps Houses and the Salvadori Center. He received a BA from the University of Pennsylvania in 1968 and an MS in Urban Planning from the Columbia University School of Architecture in 1970. He is 55 years old.

The Board of Directors and Its Committees

   Board of Directors. Boston Properties is managed by a seven member Board of Directors, a majority of whom are independent of our management. Our Board of Directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our Board of Directors is composed of three Class I directors (Messrs. Zuckerman, Landis and Salomon), two Class II directors (Messrs. Patricof and Turchin) and two Class III directors (Messrs. Linde and Seidenberg). The terms of the Class III and Class I directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2003 and 2004, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

   Our Board of Directors met five times in 2001. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings of all committees of our Board of Directors on which the director served.

   Audit Committee. Our Board of Directors has established an Audit Committee consisting of Messrs. Patricof (Chairman), Salomon and Seidenberg. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Each member of the audit committee is "independent" as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange. The Audit Committee met six times during 2001.

   Compensation Committee. Our Board of Directors has established a Compensation Committee consisting of Messrs. Seidenberg (Chairman), Patricof and Turchin. The Compensation Committee exercises all powers of our Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the 1997 Stock Option and Incentive Plan, as amended (the "1997 Stock Plan"). The Compensation Committee met three times during 2001.

   Our Board of Directors has also established (1) a Special Transactions Committee, the members of which are Messrs. Zuckerman and Linde, which may approve acquisitions, dispositions, financings and refinancings below $25 million and may approve refinancings over $25 million if the existing debt is increasing by less than $25 million, and (2) a Significant Transactions Committee, the members of which are Messrs. Zuckerman, Linde and Turchin, which may approve acquisitions, dispositions, financings and refinancings equal to $25 million or greater but less than $200 million and may approve refinancings over $200 million if the existing debt is increasing by less than $200 million. The Special Transactions Committee did not meet but took action by written consent twelve times in 2001. The Significant Transactions Committee did not meet but took action by written consent two times in 2001.

   Boston Properties does not have a standing nominating committee. Our full Board of Directors performs the function of such a committee.

   Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Boston Properties or to discharge specific duties delegated to the committee by the full Board of Directors.

       PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   Our Board of Directors, upon the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as independent accountants of Boston Properties for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has served as our independent accountants since our initial public offering of common stock in June 1997 and is considered by management of Boston Properties to be well qualified. We have been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in Boston Properties or any of its subsidiaries in any capacity. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

   Although Boston Properties is not required to submit the ratification and approval of the selection of our independent accountants to a vote of stockholders, our Board of Directors believes that it is sound policy to do so. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the selection of PricewaterhouseCoopers LLP, the directors will consider the vote and the reasons therefore in future decisions on the selection of independent accountants.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                       PROPOSAL 3: STOCKHOLDER PROPOSAL

Annual Election of Directors

   Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, record holder of 100 shares of common stock of Boston Properties, has given formal notice that she will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of her proposal:

   RESOLVED: "That the stockholders of Boston Properties recommend that the Board of Directors take the necessary steps to instate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

   REASONS: "The great majority of New York Stock Exchange listed corporations elect all their directors each year."

   "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

   "Last year the owners of 40,580,594 shares, representing approximately 61.8% of shares voting, voted FOR this proposal."

   "If you AGREE, please mark your proxy FOR this resolution."

Boston Properties' Statement in Opposition

   Identical proposals were considered by the stockholders at the 2000 annual meeting of stockholders and at the 2001 annual meeting of stockholders. At the 2000 annual meeting, the proposal received the affirmative vote of 50.43% of the total votes cast, which represented 34.7% of the outstanding shares entitled to vote. At last year's annual meeting, the proposal received the affirmative vote of 62% of the total votes cast, which represented 45.2% of the outstanding shares entitled to vote. The proposals were recommendations that the Board of Directors take the necessary steps to instate the annual election of directors. The steps necessary to eliminate the classified board are: (i) adoption of an amendment to our Certificate of Incorporation by the Board of Directors; and (ii) approval of the amendment by the affirmative vote of not less than 75% of the outstanding shares entitled to vote. The Board of Directors carefully considered whether to begin the process to amend the Certificate of Incorporation, but for the reasons noted below, decided that it was not in the best interests of Boston Properties or our stockholders to do so.

   The Board of Directors continues to believe that the staggered system of electing directors provides important benefits to Boston Properties:

  . The staggered system provides continuity and stability of experienced directors on our Board of Directors since a majority of the directors will always have prior experience as directors of Boston Properties and will be familiar with our business strategies and operations.

  . In the event of any unfriendly or unsolicited proposal to take over or restructure Boston Properties, the staggered system would enhance management's ability to negotiate in the best interests of all stockholders by affording Boston Properties time to negotiate with the sponsor, to consider alternative proposals, and to assure that stockholder value is maximized.

   In addition, the Board of Directors believes that directors who are elected to three-year terms are just as accountable to stockholders as directors who are elected on an annual basis. Under applicable law, the directors owe to the stockholders fiduciary duties which do not depend on how often they are elected. The Board of Directors believes that this proposal is not in the best interest of Boston Properties or its stockholders.

Vote Required

   The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

                       PROPOSAL 4: STOCKHOLDER PROPOSAL

Shareholder Rights Plan

   The Service Employees International Union ("SEIU"), 1313 L Street, N.W., Washington D.C., 20005, record holder of 89 shares of common stock of Boston Properties, has given formal notice that it will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of their proposal:

   RESOLVED: "The shareholders of Boston Properties, Inc. request the Board of Directors redeem the shareholder rights issued in June 1997 unless such issuance is approved by the affirmative vote of the outstanding shareholders, to be held as soon as is practicable."

   SUPPORTING STATEMENT: "On June 16, 1997, the Board of Directors of Boston Properties, Inc. issued, without shareholder approval, certain shareholder rights pursuant to a Shareholder Rights Plan. These rights are a type of anti-takeover device, commonly referred to as a 'poison pill,' which injure shareholders by reducing management accountability and adversely affecting shareholder value.

   While management and the Board of Directors should have the appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, the future possibility of takeover does not justify the unilateral imposition of a poison pill. As Nell Minow and Robert Monks note in their book Power and Accountability, poison pills 'amount to major de facto shifts of voting rights away from shareholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.'

   Rights plans like ours have become increasingly unpopular in recent years. Last year, a majority of shareholders at Boston Properties, Airborne, Burlington Northern Santa Fe, Maytag, Pitney Bowes, Inc., and McDermott International, Inc. among others, voted in favor of proposals asking management to redeem or repeal poison pills. In addition, the Council of Institutional Investors-an organization of large corporate and public pension plans-calls for shareholder approval of all poison pills in its Shareholder Bill of Rights.

   To assure shareholders that management and Board of Directors respect the right of shareholders to participate in the fundamental decisions that affect the Company's governance and performance, we urge the Company to redeem the Shareholder Rights Plan or subject it to a vote as soon as may be practical."

Boston Properties' Statement in Opposition

   Last year, an identical proposal was considered by the stockholders and received the affirmative vote of 71% of the total votes cast, which represented 52% of the outstanding shares entitled to vote. Last year's proposal was a recommendation that the Board of Directors take the necessary steps to redeem the shareholder rights. The Board of Directors carefully considered whether to redeem the shareholder rights and terminate the

Shareholder Rights Agreement, but for the reasons noted below, decided that it was not in the best interests of Boston Properties or our stockholders to do so.

   The Shareholder Rights Agreement was adopted at the time of our initial public offering to provide our stockholders with the opportunity to benefit from our long-term prospects and value and to ensure that our stockholders receive fair and equal treatment in the event of any proposed takeover of Boston Properties. The adoption of the Shareholder Rights Agreement by the Board of Directors fulfilled the Board's responsibility under Delaware law to manage and direct the business and affairs of Boston Properties and, as a legal matter, did not require stockholder approval.

   The Shareholder Rights Agreement is designed to encourage a potential acquiror to negotiate directly with our Board, which we believe is in the best position to negotiate on behalf of all stockholders. The Shareholder Rights Agreement does not change the fiduciary standards to be followed by the Board in responding to a takeover bid. The Board must continue to evaluate a proposal for its merits and determine whether, in the Board's business judgment, the bid is in the best interests of all the stockholders and consistent with our long-term business plan and strategy. The Shareholder Rights Agreement is not intended to prevent a takeover of Boston Properties; it is intended to provide protection from abusive and coercive tactics that frequently occur in takeover attempts. The Shareholder Rights Agreement is designed to ensure that our stockholders receive fair and equal treatment in the event of an unsolicited bid and to guard against partial tender offers and other abusive takeover tactics designed to gain control without paying fair value. The Shareholder Rights Agreement induces a bidder for Boston Properties to negotiate with the Board of Directors and thus strengthens the Board's bargaining power on behalf of all stockholders.

   The benefits of a shareholder rights plan were validated in a November, 1997 study prepared by Georgeson & Company, Inc., a leading investor relations firm. In relevant part, the Georgeson study concluded:

  . premiums paid to acquire companies with shareholder rights plans were on average eight percentage points higher than premiums paid for target companies without rights plans;

  . rights plans contributed an additional $13 billion in shareholder value during the last five years and shareholders of acquired companies without rights plans give up $14.5 billion in potential premiums;

  . the presence of a rights plan did not increase the likelihood of withdrawal of a friendly takeover bid nor the defeat of a hostile one; and

  . rights plans did not reduce the likelihood of a company becoming a takeover target.

   As described above, the Shareholder Rights Agreement is a powerful tool to protect the interests of all stockholders. Our Board of Directors continues to believe that the Shareholder Rights Agreement is a very effective device to ensure that our Board, not a potential bidder, controls the timing of the consideration of a takeover bid and empirical evidence suggests that shareholder rights plans like ours better position boards of directors to negotiate the best price for all stockholders.

Vote Required

   The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

                       PROPOSAL 5: STOCKHOLDER PROPOSAL

Non-Audit Services of Independent Accountants

   The Carpenters Pension and Annuity Fund of Philadelphia & Vicinity (the "Carpenters"), 1803 Spring Garden Street, Philadelphia, Pennsylvania 19130-3998, record holder of 3,100 shares of common stock of Boston Properties, has given formal notice that it will introduce the following resolution at the forthcoming annual meeting and has furnished the following statements in support of their proposal:

   RESOLVED: "That the shareholders of Boston Properties, Inc. ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company."

   STATEMENT OF SUPPORT: "The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

          Independent auditors have an important public trust. Investors must be able to rely on issuer's financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. (Division of Corporate Finance, Staff Legal Bulletin #14, 7/13/01) ("Bulletin #14")

   It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. Bulletin #14 identifies these growing business relationship that threaten auditor independence:

          Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

   The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company's most recent proxy statement indicated that for the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP billed $291,000 for audit services, while billing $1,400,000 for non-audit services rendered.

   We believe that this financial 'web of business and financial relationships' may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company's financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company's auditing and financial reporting processes."

Boston Properties' Statement in Opposition

   Our Board of Directors, and Audit Committee, are closely following the ongoing debate on auditor independence to make sure that Boston Properties takes all necessary action to maintain the confidence of our stockholders and of the financial markets. However, the public debates have often failed to distinguish between situations where outside auditors are engaged to perform consulting services unrelated to auditing ("consulting services"), from situations where outside auditors perform audit-related or income tax compliance and related tax services ("audit-related services"). This is a very important distinction. Boston Properties does not retain its outside independent accountants PricewaterhouseCoopers LLP to perform consulting services. We do, however, rely on them to perform a number of audit-related services as follows:

                                                                                 2001       2000
                                                                              ---------- ----------
Audit Fees................................................................... $  276,000 $  291,000
Audit-Related Services
Audits required by lenders, joint venture agreements, tenants and employee
  benefit plan requirements..................................................    268,850    218,000
Accounting assistance for new accounting standards and potential transactions    278,047    229,843
Comfort letters, consents, Rule 3-14 audits (property acquisitions) and
  assistance with documents filed with the SEC...............................     93,150    243,250
Assessment of internal controls and processes................................         --    159,005
                                                                              ---------- ----------
   Subtotal..................................................................    640,047    850,098
                                                                              ---------- ----------
Income Tax Compliance and Related Tax Services
Review of tax returns........................................................    129,850     81,725
Tax planning and research....................................................    140,625    265,385
REIT and other compliance matters............................................     43,950     21,810
Tax assistance for potential transactions....................................    152,750    120,025
Sales and use tax examinations...............................................     88,850     63,127
                                                                              ---------- ----------
   Subtotal..................................................................    556,025    552,072
                                                                              ---------- ----------
Total........................................................................ $1,196,072 $1,402,170
                                                                              ========== ==========

Many of these services are so closely linked to the audit of our financial statements that our independent accountants are best suited to provide them, and are often the only service provider who can provide them. In addition, as a REIT we must comply with the tax requirements of subchapter M (sections 856 through 860) of the Internal Revenue Code of 1986, as amended, involving factual determinations with which our independent accountants are familiar. Our REIT status is central to the integrity of our financial statements and to our performance. Our auditors, management and stockholders must be assured at all times of our compliance with REIT requirements. It is therefore both practical and appropriate for us to engage our independent accountants with respect to tax compliance and planning matters.

   In February 2001, the SEC, in revising the standard of auditor independence, identified nine specific non-audit activities which have the potential to impair an auditor's independence. Boston Properties has not in the past retained our independent accountants to perform any of these nine non-audit services. In addition, to provide investors with all relevant information, the SEC now requires companies to disclose "audit fees" and "all other fees" paid to auditors. For purposes of this disclosure requirement the SEC adopted a very narrow definition of "audit fees" and made no distinctions within the broad category of "other fees." This disclosure framework has had two negative side-effects: (i) it created a mistaken perception that most auditors earn disproportionately large amounts from their audit clients for services unrelated to auditing; and (ii) it caused an assumption that all non-audit fees fall into the problematic category of payments for consulting services. Anything that falls outside auditing falls within the broad category of "other fees" regardless of whether paid for consulting engagements or for audit-related tasks, such as tax compliance and planning or assistance with SEC filings. We attempted to clarify our relationship with our independent accountants by giving our stockholders detailed disclosure of the kinds of services they perform and the fees we pay for each of those services.

   Until this point, the stockholders of Boston Properties have put the decisions regarding the use of independent accountants in the hands of management and our Board of Directors. The determination how to best allocate tasks among different accounting and other professional service providers is an important component of our management's and Board of Directors' responsibilities. We do not believe that the retention of discretion in this area undermines our ability to monitor and ensure the independence of our auditors. In its 2001 announcement on auditor independence, the SEC also recognized it is appropriate to leave basic responsibility for maintaining auditor independence to management and directors. Our management and Audit Committee continually evaluate the performance of our independent accountants in both its auditing and audit-related services, the fees paid for all such services, and the compatibility of the audit-related services with the maintenance of their independence. Additionally, our independent accountants have internal control procedures in place to ensure that its audits are conducted in an objective and impartial manner.

   We believe it would not be in the interest of Boston Properties and our stockholders to impose an absolute prohibition on our outside independent accountants performing audit-related services.

Vote Required

   The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for adoption of this resolution. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following table shows the amount of common stock and units of partnership interest in the Operating Partnership beneficially owned as of February 1, 2002 by:

  .  each director;

  . the Chairman of the Board, the Chief Executive Officer and the three most highly compensated executive officers of Boston Properties each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 2001 (the "named executive officers");

  .  all directors and executive officers of Boston Properties as a group; and

  . each person known by Boston Properties to hold more than 5% of our outstanding common stock.

   On February 1, 2002, there were 90,861,222 shares of our common stock outstanding, 20,211,440 common units of limited partnership interests in the Operating Partnership ("common units") outstanding, each of which is redeemable for one share of Boston Properties' common stock (if Boston Properties elects to issue common stock rather than pay cash upon such redemption), 2,478,183 Series One preferred units outstanding, each of which is currently convertible into 0.88889 common units and 650,876 Series Z preferred units outstanding, each of which was subsequently converted into an equal number of common units on March 6, 2002. The number of common shares "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the individual or entity has sole or shared voting power or investment power and
(ii) any shares which could be purchased by the exercise of options at or within 60 days of February 1, 2002. Boston Properties has opted to include in this proxy statement the beneficial ownership of common units and Series One preferred units even though ownership of such units does not constitute beneficial ownership of common stock under Rule 13d-3, because, pursuant to section 8.6 of the limited partnership agreement of the Operating Partnership, the holder of the common units and Series One preferred units does not have the right to require Boston Properties to exchange the common units or Series One preferred units for shares of common stock.

   Beneficial ownership does not include (i) our Series Two preferred units and Series Three preferred units, which are not convertible into common units until December 31, 2002, or (ii) our Series A preferred stock, which is not convertible into common stock until December 31, 2002.

                                                           Percentage
                                              Number of      of All
                                                Shares       Common   Percent
                                              and Units      Stock     of All
 Name and Business Address                   Beneficially     and      Common
 Of Beneficial Owner*                           Owned       Units(1)  Stock(2)
 -------------------------                   ------------- ---------- --------

 Directors and Executive Officers

 Mortimer B. Zuckerman(3)...................  8,900,206.00    7.36%     9.04%
 Edward H. Linde(4)......................... 11,397,630.00    9.94     11.47
 Alan B. Landis(5)..........................  1,568,762.38    1.38      1.70
 Alan J. Patricof(6)........................     27,500.00      **        **
 Richard E. Salomon(7)......................     17,500.00      **        **
 Ivan G. Seidenberg(8)......................     23,000.00      **        **
 Martin Turchin(9)..........................     28,500.00      **        **
 Robert E. Burke(10)........................    678,550.00      **        **
 Raymond A. Ritchey(11).....................    848,075.00      **        **
 Douglas T. Linde(12).......................    316,016.87      **        **

 5% Holders

 Cohen & Steers Capital Management, Inc.(13)  8,007,395.00    7.07%     8.81%
 LaSalle Investment Management, Inc.(14)....  5,491,300.00    4.85      6.04

All directors and executive officers as group (15 persons) 24,697,689.89 21.80% 27.18%

--------
* Unless otherwise indicated, the address is c/o Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610.
**  Less than 1%
(1) Assumes that all common units, Series One preferred units (on an as converted basis) and Series Z preferred units (on an as converted basis) held by the person are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and that all of their exercisable options or options which become exercisable within 60 days of February 1, 2002 to acquire shares of common stock are exercised. The total number of shares used in calculating this percentage assumes that all of the common units, Series One preferred units (on an as converted basis), and Series Z preferred units (on an as converted basis) outstanding held by all persons other than Boston Properties are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and assumes that only exercisable options or options which become exercisable within 60 days of February 1, 2002 held by such person to acquire shares of common stock are exercised.
(2) Assumes that all the common units, Series One preferred units (on an as converted basis), and Series Z preferred units (on an as converted basis) held by the person are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and that all of their exercisable options or options which become exercisable within 60 days of February 1, 2002 to acquire shares of common stock are exercised. The total number of shares of common stock outstanding used in calculating the percentage assumes that none of the common units, Series One preferred units (on an as converted basis), and Series Z preferred units (on an as converted basis) held by other persons are presented to Boston Properties for redemption and acquired by Boston Properties for shares of common stock and assumes that only the exercisable options or options which become exercisable within 60 days of February 1, 2002 held by the person to acquire shares of common stock are exercised.
(3) Includes 1,291,770 shares of common stock held directly, 6,215,294 common units held directly and 46,474 common units held by limited partnerships. Also includes 1,146,668 currently exercisable stock options and 200,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of February 1, 2002. Excludes 1,806,842 shares of common stock held by The MBZ Charitable Remainder Unitrust, of which Mr. Zuckerman is the grantor and 1,405,392 common units held by The MBZ 1996 Trust, of which Mr. Zuckerman is the grantor.
(4) Includes 1,070,171 shares of common stock held directly, 29,000 shares of common stock held through a trust, 3,869,526 common units held directly, 1,823,557 common units held through trusts, 46,474 common units held by limited partnerships, 1,146,668 currently exercisable stock options and 200,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of February 1, 2002. Also includes 1,806,842 shares of common stock held by The MBZ Charitable Remainder Unitrust, of which Mr. Edward H. Linde serves as sole trustee and 1,405,392 common units held by The MBZ 1996 Trust, of which Mr. Edward H. Linde serves as sole trustee.
(5) Includes 189,512 Series One preferred units held directly, 1,187,244 Series One preferred units held by a partnership of which Mr. Landis is the general partner, various corporations of which Mr. Landis is the sole stockholder, and various family trusts and 17,500 currently exercisable stock options. Also includes 368,412 Series One preferred units held by Mr. Landis' wife. Mr. Landis is deemed to own directly or indirectly 1,551,262.38 common units into which these Series One preferred units so held are convertible. Mr. Landis disclaims beneficial ownership of the Series One preferred units held by his wife. Excludes 3,503.40 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(6) Includes 5,000 shares of common stock and 22,500 currently exercisable stock options. Excludes 4,729.59 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(7) Includes 17,500 currently exercisable stock options, but excludes 83,728.43 Series Two preferred units held directly and 45,094.70 Series Two preferred units held by trusts and an estate of which Mr. Salomon is a co-executor. These Series Two preferred units represent preferred units of limited partnership interest in the Operating Partnership which will be convertible into 169,063.16 common units beginning on December 31, 2002. Excludes 3,339.64 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(8) Includes 500 shares of common stock and 22,500 currently exercisable stock options. Excludes 4,715.38 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(9) Includes 5,500 shares of common stock held directly, 500 shares of common stock held through a trust and 22,500 currently exercisable stock options. Excludes 4,435.07 deferred stock units which were awarded under the 1997 Stock Plan to non-employee directors who elected to receive such awards in lieu of director compensation fees and are to be settled in shares of common stock upon the holders' retirement from our Board of Directors.
(10) Includes 248,244 common units held directly, 37,547 common units held by a limited liability company of which Mr. Burke is the managing member, 379 common units held by Mr. Burke's wife, 348,334 currently exercisable stock options and 33,333 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of February 1, 2002. Also includes awards of 3,571 shares of restricted stock granted on January 17, 2002, 3,571 shares of restricted stock granted on January 18, 2001 and 3,571 shares of restricted stock granted on January 24, 2000, all under the 1997 Stock Plan, of which 2,144 are vested. Each award vests in five equal annual installments beginning on January 17, 2003, January 18, 2002 and January 24, 2001, respectively. The value of the restricted stock awards as of December 31, 2001 is $407,094. Mr. Burke disclaims beneficial ownership of the common units held by his wife.
(11) Includes 250,570 common units held directly, 35,244 common units held by a limited liability company of which Mr. Ritchey is the managing member, 356 common units held by Mr. Ritchey's wife, 495,834 currently exercisable stock options and 50,000 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of February 1, 2002. Also includes awards of 5,357 shares of restricted stock granted on January 17, 2002, 5,357 shares of restricted stock granted on January 18, 2001 and 5,357 shares of restricted stock granted on January 24, 2000, all under the 1997 Stock Plan, of which 3,216 are vested. Each award vests in five equal annual installments beginning on January 17, 2003, January 18, 2002 and January 24, 2001, respectively. The value of the restricted stock awards as of December 31, 2001 is $610,698. Mr. Ritchey disclaims beneficial ownership of the common units held by his wife.
(12) Includes 387.87 shares of common stock held directly, 3,500 shares of common stock held through family trusts, 56,830 common units held directly, 221,668 currently exercisable stock options and 21,666 shares of common stock issuable upon the exercise of stock options that will become exercisable within 60 days of February 1, 2002. Also includes awards of 5,357 shares of restricted stock granted on January 17, 2002, 3,929 shares of restricted stock granted on January 18, 2001 and 2,679 shares of restricted stock granted on January 24, 2000, all under the 1997 Stock Plan, of which 1,857 are vested. Each award vests in five equal annual installments beginning on January 17, 2003, January 18, 2002 and January 24, 2001, respectively. The value of the restricted stock awards as of December 31, 2001 is $454,670. Mr. Douglas T. Linde disclaims beneficial ownership of the shares of common stock held by his wife.
(13) Information regarding Cohen & Steers Capital Management, Inc. ("CSCM") is based solely on a Schedule 13G filed by CSCM with the SEC on February 13, 2002. CSCM's address is 757 Third Avenue, New York, New York 10017.
(14) Information regarding LaSalle Investment Management, Inc. ("LaSalle") is based solely on a Schedule 13G filed by LaSalle with the SEC on February 19, 2002 and a Schedule 13G/A filed by LaSalle with the SEC on February 27, 2002 which both indicate the presence of a "group" with LaSalle and LaSalle Investment Management (Securities), L.P. ("LIMS") for purposes of
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Schedule 13G and Schedule 13G/A report beneficial ownership of 1,402,308 shares of common stock by LaSalle and beneficial ownership of 4,088,992 shares of common stock by LIMS. The address of both LaSalle and LIMS is 200 East Randolph Drive, Chicago, Illinois 60601.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

   Directors of Boston Properties who are also employees receive no additional compensation for their services as directors. During 2001, Boston Properties paid its non-employee directors a quarterly director fee of $7,500 for their services. In addition, non-employee directors receive: (i) a fee of $1,000 for each Board of Directors meeting attended, (ii) an additional fee of $1,000 for each committee meeting attended, whether or not the committee meeting was held on the day of a meeting of our Board of Directors and (iii) a fee of $1,000 for each telephonic meeting attended. The chairman of each committee received a fee of $2,000 per committee meeting attended, whether or not the committee meeting was held on the day of a meeting of our Board of Directors. Each non-employee director has made an election, in accordance with the 1997 Stock Plan and approved by the Board of Directors, to receive in lieu of cash fees deferred stock units to be settled in shares of common stock upon the person's retirement from our Board of Directors. Non-employee directors also are reimbursed for reasonable expenses incurred to attend Board of Directors and committee meetings. The 1997 Stock Plan provides that each new non-employee director will receive, upon initial election to our Board of Directors, a non-qualified option to purchase 10,000 shares of common stock. In addition, the 1997 Stock Plan provides that each non-employee director, on the 5th day after each annual meeting of stockholders, will receive a non-qualified option to purchase 5,000 shares of common stock. Pursuant to this provision, on May 9, 2001, Messrs. Landis, Patricof, Salomon, Seidenberg and Turchin each received a non-qualified option to purchase 5,000 shares of common stock. All such options become exercisable over the two-year period following the date of grant.

Executive Compensation

   Summary Compensation Table. The following table sets forth the compensation paid for 1999, 2000 and 2001 to the Chairman of the Board, the Chief Executive Officer and each of the three other named executive officers.

                          Summary Compensation Table

                                             Annual Compensation      Long-Term Compensation Awards
                                             ------------------- ---------------------------------------
                                                                 Securities   Restricted
                                                                 Underlying     Stock        All Other
                                              Salary     Bonus    Options       Awards      Compensation
      Name and Principal Position       Year   ($)        ($)       (#)         ($)(5)        ($)(15)
      ---------------------------       ---- --------  --------  ----------   ----------    ------------
Mortimer B. Zuckerman.................. 2001 $500,000        --       --            --        $10,344
 Chairman.............................. 2000  500,000  $500,000  1,000,000(1)       --            144
                                        1999  416,667     --          --            --            144
Edward H. Linde........................ 2001 $500,000     --          --            --        $   144
 President, Chief Executive Officer.... 2000  500,000  $500,000  1,000,000(1)       --            144
                                        1999  441,667     --          --            --            144
Robert E. Burke........................ 2001 $383,333  $211,750     75,000(2)  $134,627(6)    $10,344
 Executive Vice President.............. 2000  363,750   325,000     75,000(3)   145,518(7)     10,344
                                        1999  350,000   262,500     75,000(4)   108,692(8)      4,144
Raymond A. Ritchey..................... 2001 $397,083  $220,000    112,500(2)  $201,959(9)    $10,344
 Executive Vice President.............. 2000  363,750   365,000    112,500(3)   218,298(10)    10,344
                                        1999  342,500   315,000    112,500(4)   163,054(11)     4,144
Douglas T. Linde....................... 2001 $295,000  $210,000    112,500(2)  $201,959(12)   $10,344
 Senior Vice President, Chief Financial 2000  239,167   300,000     82,500(3)   160,107(13)    10,344
 Officer and Treasurer................. 1999  230,000   207,000     56,250(4)    81,542(14)     4,144

--------
(1) As discussed in the Compensation Committee Report included elsewhere in this proxy statement, this long-term incentive award is intended to cover a three-year period in recognition of Mr. Zuckerman's and Mr. Edward H. Linde's contribution to the performance of Boston Properties. One-third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was February 2, 2001, and the exercise price was $42.12 per share, the fair market value of a share of common stock on the date of grant.
(2) These options were granted in recognition of services during fiscal year 2001. One-third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was January 17, 2002 and the exercise price was $37.70 per share, the fair market value of a share of common stock on the date of grant.
(3) These options were granted in recognition of services during fiscal year 2000. One-third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was January 18, 2001, and the exercise price was $40.75 per share, the fair market value of a share of common stock on the date of grant.
(4) These options were granted in recognition of services during fiscal year 1999. One-third of these options vest on each of the first, second and third anniversary of the date of grant. The date of grant was January 24, 2000, and the exercise price was $30.4375 per share, the fair market value of a share of common stock on the date of grant.
(5) Restricted stock is awarded under the 1997 Stock Plan or by our Board of Directors. Restricted stock awards are reflected based on the fair market value of the shares of common stock awarded on the date of grant calculated using the closing market price of our common stock on that date as reported on the New York Stock Exchange. Dividends are payable on the restricted stock to the same extent and on the same date as dividends are paid on our common stock.
(6) Mr. Burke received an award of 3,571 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 17, 2002 and the fair market value of a share of common stock on the date of grant was $37.70. One-fifth of these shares vest on each of the first, second, third, fourth, and fifth anniversary of the award date. The value of the restricted stock as of December 31, 2001 was $135,698 based on the closing market price as reported on the New York Stock Exchange on December 31, 2001 of $38.00.
(7) Mr. Burke received an award of 3,571 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75. One-fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $155,338.50 based on the closing market price as reported on the New York Stock Exchange on December 29, 2000 of $43.50.
(8) Mr. Burke received an award of 3,571 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant was $30.4375. One-fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 31, 1999 was $111,147.38 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125.
(9) Mr. Ritchey received an award of 5,357 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 17, 2002 and the fair market value of a share of common stock on the date of grant was $37.70. One-fifth of these shares vest on each of the first, second, third, fourth, and fifth anniversary of the award date. The value of the restricted stock as of December 31, 2001 was $203,566 based on the closing market price as reported on the New York Stock Exchange on December 31, 2001 of $38.00.
(10) Mr. Ritchey received an award of 5,357 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75. One-fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $233,029.50 based on the closing market price as reported on the New York Stock Exchange on December 29, 2000 of $43.50.
(11) Mr. Ritchey received an award of 5,357 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant was $30.4375. One-fifth of these shares vest on each of the first, second, third, fourth and fifth anniversary of the award date. The value of the restricted stock as of December 31, 1999 was $166,736.63 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125.
(12) Mr. Douglas T. Linde received an award of 5,357 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 17, 2002 and the fair market value of a share of common stock on the date of grant was $37.70. One-fifth of these shares vest on each of the first, second, third, fourth, and fifth anniversary of the award date. The value of the restricted stock as of December 31, 2001 was $203,566 based on the closing market price as reported on the New York Stock Exchange on December 31, 2001 of $38.00.
(13) Mr. Douglas T. Linde received an award of 3,929 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 18, 2001 and the fair market value of a share of common stock on the date of grant was $40.75. One-fifth of these shares vest on each of the first, second, third, fourth, and fifth anniversary of the award date. The value of the restricted stock as of December 29, 2000 was $170,911.50 based on the closing market price as reported on the New York Stock Exchange on December 29, 2000 of $43.50.
(14) Mr. Douglas T. Linde received an award of 2,679 shares of restricted stock under the 1997 Stock Plan. The date of grant was January 24, 2000 and the fair market value of a share of common stock on the date of grant
     $30.4375. One-fifth of these shares vest on each of the first, second, third, fourth, and fifth anniversary of the award date. The value of the restricted stock as of December 31, 1999 was $83,383.88 based on the closing market price as reported on the New York Stock Exchange on December 31, 1999 of $31.125.
(15) Includes Boston Properties' matching contribution under our 401(k) plan
     (up to $10,200 per individual in 2001 and 2000 and $4,000 per individual in 1999), and our cost of term life insurance (approximately $144, $144 and $144 per individual in 2001, 2000, and 1999, respectively). No named executive officer received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

   Option Exercises and Year-End Holdings. The following table provides certain information with respect to stock options granted by Boston Properties in recognition of services rendered in fiscal year 2001 to the Chairman of the Board, the Chief Executive Officer and each of the three other named executive officers pursuant to the 1997 Stock Plan. All stock options were granted at an exercise price equal to the fair market value on the date of grant. The Chairman of the Board and the Chief Executive Officer did not receive any option grants in fiscal year 2001, however, the three other named executive officers received a grant of options on January 17, 2002. The closing price of the common stock on January 17, 2002, the date of grant, was $37.70. One-third of these options vest on each of the first, second and third anniversary of the date of grant.

                      Option Grants for Fiscal Year 2001

                             Individual Grants
                     ---------------------------------
                               Percent of
                             Total Options   Exercise
                     Options   Granted To       or
                     Granted  Employees in  Base Price Expiration  Grant Date
         Name          (#)   Fiscal Year(1)   ($/Sh)      Date    Valuation(2)
         ----        ------- -------------- ---------- ---------- ------------
  Robert E. Burke...  75,000      5.37%       $37.70    1/17/12     $320,925
  Raymond A. Ritchey 112,500      8.05         37.70    1/17/12      481,388
  Douglas T. Linde.. 112,500      8.05         37.70    1/17/12      481,388

--------
(1) A total of 1,397,000 options were granted to employees of Boston Properties on January 17, 2002.
(2) Calculated using the Black-Scholes pricing model. The assumptions used in determining the present value of the option grant using this methodology are as follows: expected option life of 6 years; risk-free interest rate of 4.97%; 20% volatility since our initial public offering; 6.31% dividend yield; exercise price of $37.70 and a closing price of common stock on the date of grant of $37.70. The actual value, if any, that the holders of these options may realize will depend on the continued employment of the holders of these options through the vesting period and the excess of the market price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a holder will be at or near the value estimated by the Black-Scholes pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates and other factors.

              Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year-End Option Values

   The following table sets forth the aggregated number of options to purchase shares of common stock exercised by the Chairman of the Board, the Chief Executive Officer and each of the three other named executive officers in 2001 and the number of shares of common stock covered by the stock options held by each of these officers as of December 31, 2001. The value of unexercised in-the-money options is based on the closing price of a share of common stock, as reported on the New York Stock Exchange, on December 31, 2001 of $38.00, minus the exercise price, multiplied by the number of shares underlying the options. An option is "in-the-money" if the fair market value of the shares of common stock underlying the option exceeds the option exercise price.

                                                            Number of Securities       Value of Unexercised
                                                                 Underlying                in-the-Money
                                                           Unexercised Options at           Options at
                                                                 Year-End(#)                Year-End($)
                                                          ------------------------- ---------------------------
                                    Shares
            Name and              Acquired on    Value
       Principal Position         Exercise(#) Realized($) Exercisable Unexercisable  Exercisable  Unexercisable
       ------------------         ----------- ----------- ----------- ------------- ------------- -------------
Mortimer B. Zuckerman...........      --          --        813,334     1,506,666   $4,948,342.00 $2,836,658.00
 Chairman........................

Edward H. Linde.................      --          --        813,334     1,506,666    4,948,342.00  2,836,658.00
 President, Chief Executive
 Officer.........................

Robert E. Burke.................      --          --        298,334       211,666    2,246,568.38  1,225,619.13
 Executive Vice President........

Raymond A. Ritchey..............      --          --        420,834       191,666    3,023,185.75  1,665,095.50
 Executive Vice President........

Douglas T. Linde.................     --          --        175,418       168,332    1,253,058.63    730,547.00
 Senior Vice President, Chief
 Financial Officer and Treasurer

                   EMPLOYMENT AND NONCOMPETITION AGREEMENTS

   Mr. Edward H. Linde, as President and Chief Executive Officer, has an employment and noncompetition agreement with Boston Properties. Pursuant to his employment agreement, during the term of the agreement, Mr. Linde will devote substantially all of his business time to the business and affairs of Boston Properties. The term of the employment agreement is three years beginning on the closing of our initial public offering with automatic one-year renewals thereafter unless notice of termination is given 30 days prior to the end of the initial term or renewal term by either Mr. Linde or Boston Properties. Mr. Linde receives an annual base salary of $500,000 and is eligible for bonus compensation, including stock options, to be determined in the discretion of our Board of Directors. Mr. Linde's employment with us may be terminated for "cause" by Boston Properties for (1) gross negligence or willful misconduct,
(2) an uncured breach of any of his material duties under the employment agreement, (3) fraud or other conduct against the material best interests of Boston Properties, or (4) a conviction of a felony if such conviction has a material adverse effect on Boston Properties. Mr. Linde may terminate his employment for "good reason," which includes (1) a substantial adverse change in the nature or scope of his responsibilities and authority under his employment agreement or (2) an uncured breach by Boston Properties of any of its material obligations under his employment agreement. If Mr. Linde's employment is terminated by us "without cause" or by Mr. Linde for "good reason," then Mr. Linde will be entitled to a severance amount equal to the product of (x) his base salary plus prior year's bonus multiplied by (y) the number of full and fractional years that the noncompetition agreement described below is in effect (but in any event at least one year's base salary plus prior year's bonus).

   The employment agreement prohibits Mr. Linde while he is a director or an officer of Boston Properties and for one year thereafter from (1) engaging, directly or indirectly, in the acquisition, development, construction, operation, management, or leasing of any commercial real estate property, (2) intentionally interfering with our relationships with our tenants, suppliers, contractors, lenders or employees or with any governmental agency, or (3) soliciting our tenants or employees. Pursuant to his employment agreement, however, Mr. Linde may engage in minority interest passive investments which include the acquisition, holding, and exercise of voting rights associated with investments made through (1) the purchase of securities that represent a non-controlling, minority interest in an entity or (2) the lending of money, but without management of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation with such entity. In addition, Mr. Linde may participate as an officer or director of any charitable organization. The period that this noncompetition agreement is in effect may be terminated prematurely by Boston Properties, which will reduce the severance amount payable to Mr. Linde. In addition, his employment agreement provides that the noncompetition provision shall not apply if Mr. Linde's employment is terminated following certain changes of control of Boston Properties; in such event, the severance amount payable to Mr. Linde will be determined by reference to the period of time that the noncompetition provision would have been in effect in the absence of such a change of control.

   Messrs. Burke, Ritchey and Selsam have employment agreements with Boston Properties similar to that of Mr. Linde, except that the geographic scope of their noncompetition provisions is limited to the markets of Boston Properties at the time of termination of their employment. In addition, Mr. Zuckerman is a party to an agreement with Boston Properties that contains noncompetition provisions of the same scope and duration as the noncompetition provisions of Mr. Linde's employment agreement. Boston Properties will continue to be subject during the term of Mr. Selsam's employment to an agreement dated August 10, 1995 pursuant to which (1) he is eligible to receive commissions of 33.33% of any leasing commission received by Boston Properties in connection with the lease of 90 Church Street, New York, New York and (2) he is paid 5% of the management fees earned on the same property. Mr. Selsam did not receive any commissions, but did receive $17,423.10 in management fees for fiscal year 2001.

                             SEVERANCE AGREEMENTS

   Boston Properties entered into severance agreements with each of Mr. Zuckerman and Mr. Edward H. Linde on July 30, 1998. The severance agreements provide for severance benefits to Mr. Zuckerman and Mr. Linde in the event of their termination under certain circumstances within 24 months following a "change in control." In the event a "terminating event" occurs within 24 months following a "change in control," Mr. Zuckerman and Mr. Linde will receive a lump sum amount equal to $3,000,000 if the date of termination is in the year 1998, $3,300,000 if the date of termination is in the year 1999, and $3,630,000 if the date of termination is in year 2000 or later. Health, dental and life insurance benefits are provided for three (3) years following termination. Finally, the severance agreements provide for tax protection in the form of excise tax gross-up as well as financial counseling, tax preparation assistance and outplacement counseling.

   We adopted the Boston Properties, Inc. Senior Executive Severance Plan (referred to as the senior plan) in order to reinforce and encourage the continued attention and dedication of the Executive Vice Presidents, the Chief Financial Officer and the Regional Office Heads. The senior plan provides for the payment of severance benefits to each such executive officer in the event of termination under certain circumstances within 24 months following a "change in control" of up to three (3) times such executive officers' annual base salary and three (3) times the amount of the average annual bonus earned by the executive officer with respect to the three (3) calendar years immediately prior to the "change in control." Tax protection, financial counseling, tax preparation assistance, outplacement counseling and continuation of health, dental and life insurance is the same as described above in the severance agreements.

   We adopted the Boston Properties, Inc. Executive Severance Plan (referred to as the executive plan) in order to reinforce and encourage the continued attention and dedication of the Senior Vice Presidents and those Vice Presidents with ten (10) or more years of tenure with Boston Properties. The executive plan is the same as the senior plan except that each such senior officer will receive a payment of up to two (2) times such senior officers annual base salary and two (2) times the amount of the average annual bonus. Financial counseling, tax preparation assistance, outplacement counseling and continuation of health, dental and life insurance benefits is provided for two
(2) years following termination.

                            STOCK PERFORMANCE GRAPH

   The following graph provides a comparison of cumulative total stockholder return for the period from June 23, 1997 (the date on which our common stock was first publicly traded) through December 31, 2001, among Boston Properties, the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index (the "Equity REIT Index"). The Equity REIT Index includes all tax qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, Boston Properties will provide any stockholder with a list of the REITs included in the Equity REIT Index. The stock performance graph assumes an investment of $100 in each of Boston Properties and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Equity REIT Index and the S&P 500 Index were provided to us by NAREIT. The data shown is based on the share prices or index values, as applicable, at the end of each month shown.

   The stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

                                    [CHART]

              The Company        S&P 500           Equity REIT Index

June '97        $100.00          $100.00              $100.00

Dec. '97        $122.97          $110.58              $113.77

June '98        $129.42          $130.17              $108.05

Dec. '98        $119.34          $142.18              $ 93.86

June '99        $143.98          $159.78              $ 98.34

Dec. '99        $128.62          $172.09              $ 89.52

June '00        $164.17          $171.37              $101.32

Dec. '00        $189.41          $156.43              $113.13

June '01        $185.71          $145.95              $126.08

Dec. '01        $177.93          $137.83              $128.89





                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  Philosophy of Executive Compensation

   Boston Properties' executive compensation program is administered under the direction of the Compensation Committee of our Board of Directors. The current members of the Compensation Committee are Ivan G. Seidenberg, Alan J. Patricof and Martin Turchin. None of the members of the Compensation Committee are employees of Boston Properties. The philosophy of our executive compensation program is to:

    . Attract, retain and reward executives who have the motivation, experience, and skills necessary to lead Boston Properties effectively and continue our short-term and long-term profitability, growth and return to stockholders.

    . Create a link between the performance of our stock and executive compensation.

    . Base executive compensation levels on the overall financial and operational performance of Boston Properties, the regional contribution to the overall financial and operational performance and the individual contribution of the executive officer to the success of Boston Properties' financial performance.

    . Position executive compensation levels to be competitive with other similarly situated public companies including the real estate industry in general and real estate investment trusts, or REITs, in particular, with an emphasis on office REITs and REITs with a comparable market capitalization. During 2001, the Compensation Committee engaged an independent outside compensation consultant to review current executive compensation practices. The consultant prepared a survey of executive compensation arrangements for executives at various levels provided by a peer group of 24 REITs of similar size and makeup. The consultant's report was the basis on which the Compensation Committee has implemented our executive compensation program. Our overall philosophy is to provide total compensation to our executives at a target level around the 75th percentile for executives in comparable positions in our peer group. The Compensation Committee has annually reviewed publicly available executive compensation surveys of peer groups and the real estate industry in general in order to ensure that our executive compensation program remains comparable to executives in our peer group, as well as the real estate industry in general.

  Compensation Committee Procedures

   In order to implement the above policy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation plan as well as specific compensation levels for the executive officers. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, after financial statements for such year become available. At that time, bonuses, if any, are determined for the past year's performance, base salaries for the following fiscal year are set and grants of options and/or stock, if any, are generally made. With respect to the compensation of the executive officers, other than Mr. Zuckerman and Mr. Edward H. Linde, the Compensation Committee reviews Mr. Edward H. Linde's recommendations with regard to the appropriate compensation awards. The elements of compensation are primarily comprised of the following, with all three elements working together to satisfy the ultimate goal of enhancing stockholder value:

   1. Base Salary. Base salaries are set for executive officers on the basis of assigned responsibilities and on an evaluation of appropriate compensation levels for such responsibilities based upon the recommendations set forth in the 2001 independent consultant report discussed above, as updated by the recently available public surveys referred to previously.

   Individual base salaries are reviewed annually. The granting of salary increases within the established applicable salary range for each executive officer and the point within such range their salary will fall is based upon certain factors which include the overall financial performance of Boston Properties, the regional contribution to the overall financial performance of Boston Properties, if applicable, to such executive officer, and individual performance. Assessment of individual performance is based on previously established goals for each executive officer comprised of both subjective and objective elements. With respect to base salaries, the Compensation Committee generally intends to target base salary levels to be at approximately the 75th percentile for executives in comparable positions in comparable public real estate companies. Based on the Compensation Committee's philosophy and the factors as stated above, the Compensation Committee approved 2002 base salaries for the named executive officers other than Mr. Edward H. Linde and Mr. Zuckerman as follows: Mr. Burke, $385,000, Mr. Ritchey, $400,000, and Mr. Douglas T. Linde, $300,000--the same base salaries that were approved in 2001.

   2. Cash Bonuses. Boston Properties intends to provide annual performance awards to our executive officers in the form of cash bonuses based on favorable performance by both Boston Properties and the individual executive. The Compensation Committee intends that annual growth in funds from operations, or FFO, will be the principal overall performance measure that is used to determine the maximum bonus to which each executive officer will be entitled and the achievement of individual performance will be used to determine whether each executive officer will receive the maximum bonus or some lesser amount. The Compensation Committee sets forth the threshold, target and maximum levels of FFO growth in advance of each year and sets an allocation between overall performance of Boston Properties and individual performance for each officer. Where appropriate for an executive officer, the Compensation Committee will factor in regional contribution to the overall performance of Boston Properties in determining the cash bonus for such executive officer. In determining cash bonuses for 2001, the Compensation Committee noted that while fiscal year 2001 was a year of solid achievements in a deteriorating economy with declining real estate markets, the overall results were lower than projected:

    . An 8% actual increase in total FFO over 2000 and a per-share FFO increase from $3.31 per share (diluted) in 2000 to $3.57 per share (diluted) in 2001.

    . Continued growth through $755 million in new acquisitions, $1.80 billion in developments in progress and $188 million in developments placed in service.

   The Compensation Committee intends that aggregate cash compensation (base salary plus bonus) will be at approximately the 75th percentile of cash compensation paid by comparable companies in the event that target performance is achieved. Reflecting the actual performance of Boston Properties as described above and the individual performance of each named executive officer, the Compensation Committee awarded cash bonuses to the named executive officers other than Mr. Zuckerman and Mr. Edward H. Linde for the year ended December 31, 2001 as follows: Mr. Burke, $211,750; Mr. Ritchey, $220,000; and Mr.
Douglas T. Linde, $210,000.

   3. Stock Options and Stock Grants. While recognizing that cash bonus awards provide rewards for positive short-term performance, the Compensation Committee believes that awards of stock options or stock grants provide long-term incentive compensation to executive officers that is aligned directly with the achievement of enhanced value for stockholders through an appreciating stock price. The Compensation Committee intends to grant stock options and/or stock grants annually on the basis of Boston Properties' performance and regional and individual contributions to the success of its performance. Based on the Compensation Committee's review of Boston Properties' overall performance, regional performance and individual performance for 2001, on January 17, 2002, the Compensation Committee granted Messrs. Burke, Ritchey, and D. Linde options to purchase 75,000, 112,500, and 112,500 shares of common stock, respectively, at the then market price of $37.70 per share. One-third of these options become exercisable on each of the first, second and third anniversary of the date of grant. In addition, the Compensation Committee granted restricted stock to Messrs. Burke, Ritchey, and D. Linde of 3,571, 5,357, and 5,357 shares, respectively. One-fifth of the restricted stock will vest on each of the first, second, third, fourth and fifth anniversary of the date of grant. The Compensation Committee began making restricted stock grants for fiscal year 1999 and has continued to make restricted stock grants to our executives because the Compensation Committee is concerned about retaining our executive talent. Restricted stock can deliver more value to our executives than options, and when combined with a five-year vesting schedule, can serve as a retention tool.

  Compensation of the Chief Executive Officer and the Chairman of the Board

   In 2000, an outside compensation consultant was engaged to collect and review data regarding the total compensation awarded to the chairmen and chief executive officers of Boston Properties and four comparative peer companies. The consultant compared both the total compensation, as well as the individual components of base salary, annual incentive and long-term incentives, received by such executives. The comparative peer group consisted of office REITs with a comparable market capitalization and geographic presence to Boston Properties. While comparative market data is valuable in providing assurance of reasonable and fair compensation for our Chairman and Chief Executive Officer, the stated philosophy of our executive compensation program to recognize individual contributions to the performance of Boston Properties and to create a link between the performance of our stock and executive compensation is also emphasized.

   Based on the comparative peer survey from 2000, the previously referenced 2001 survey and Boston Properties' financial performance in 2001, the Compensation Committee approved a base salary for 2002 of $500,000 for each of Mr. Zuckerman and Mr. Edward H. Linde. This is the same base salary paid to Mr. Linde and Mr. Zuckerman for 2000 and 2001. Prior to 1999, Mr. Zuckerman received no salary and Mr. Linde received a base salary of $150,000 which was significantly below competitive levels. Mr. Zuckerman and Mr. Linde did not receive cash bonuses for the fiscal year ended December 31, 2001.

   Because the Compensation Committee believes it is important to provide long-term incentive compensation that is tied directly to the creation of value for stockholders, to reward Messrs. Zuckerman and Edward H. Linde for their past efforts, and their contribution to the performance of Boston Properties, and as incentive to continue their efforts in the future, as previously reported, each of Mr. Zuckerman and Mr. Linde were awarded stock options on February 2, 2001. The amount of these awards is the same as the previous stock option awards granted to Messrs. Zuckerman and Linde in 1998. These awards are meant to serve as three-year grants and vest in three equal annual installments beginning on the first anniversary of the date of grant. Accordingly, Mr. Zuckerman and Mr. Linde were not awarded additional stock options for the fiscal year ended December 31, 2001.

   Tax Deductibility of Compensation. Section 162(m) of the Code limits the deductibility on Boston Properties' tax return of compensation over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance.

    Submitted by the Compensation Committee:

      Ivan G. Seidenberg, Chairman
      Alan J. Patricof
      Martin Turchin

Compensation Committee Interlocks and Insider Participation

   Boston Properties has established a Compensation Committee consisting of Messrs. Seidenberg, Patricof and Turchin. None of them has served as an officer or employee of Boston Properties or has any other business relationship or affiliation with Boston Properties, except his service as a director. None of these persons had any relationships with Boston Properties requiring disclosure under applicable rules and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the executive officers and directors of Boston Properties, and persons who own more than ten percent of a registered class of Boston Properties' equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Boston Properties with copies of all
Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied except that Mr. Mitchell Landis, a Senior Vice President, failed to timely report two transactions.

                            AUDIT COMMITTEE REPORT

   The undersigned members of the Audit Committee of the Board of Directors of Boston Properties submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2001 as follows:

    1. The Audit Committee has reviewed and discussed with management the audited financial statements for Boston Properties for the fiscal year ended December 31, 2001.

    2. The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

    3. The Audit Committee has discussed with PricewaterhouseCoopers LLP the auditors' independence from management and Boston Properties including the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1. In addition, the Audit Committee considered whether the provision of certain non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Boston Properties Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

   Submitted by the Audit Committee:

      Alan J. Patricof, Chairman
      Richard E. Salomon
      Ivan G. Seidenberg

                 INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

   PricewaterhouseCoopers LLP served as our independent accountants for the fiscal year ended December 31, 2001 and has reported on our 2001 consolidated financial statements.

Audit Fees

   Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of consolidated financial statements of Boston Properties as of and for the years ended December 31, 2001 and 2000 and its limited reviews of our unaudited condensed consolidated interim financial statements were $276,000 and $291,000, respectively.

Financial Information Systems Design and Implementation Fees

   During the years ended December 31, 2001 and 2000, PricewaterhouseCoopers LLP rendered no professional services to Boston Properties in connection with the design and implementation of financial information systems.

All Other Fees

   In addition to the fees described above, aggregate fees of $1,196,072 and $1,402,170 were billed by PricewaterhouseCoopers LLP during the years ended December 31, 2001 and 2000, respectively, primarily for the following professional services:

                                                                                           2001       2000
                                                                                        ---------- ----------
Audit Related Services

Audits required by lenders, joint venture agreements, tenants and employee benefit plan requirements.................................................................... $  268,850 $  218,000
Accounting assistance for new accounting standards and potential transactions..........    278,047    229,843
Comfort letters, consents, Rule 3-14 audits (property acquisitions) and assistance with
  documents filed with the SEC.........................................................     93,150    243,250
Assessment of internal controls and processes..........................................         --    159,005
                                                                                        ---------- ----------

   Subtotal............................................................................    640,047    850,098
                                                                                        ---------- ----------

Income Tax Compliance and Related Tax Services

Review of tax returns..................................................................    129,850     81,725
Tax planning and research..............................................................    140,625    265,385
REIT and other compliance matters......................................................     43,950     21,810
Tax assistance for potential transactions..............................................    152,750    120,025
Sales and use tax examinations.........................................................     88,850     63,127
                                                                                        ---------- ----------
   Subtotal............................................................................    556,025    552,072
                                                                                        ---------- ----------
Total.................................................................................. $1,196,072 $1,402,170
                                                                                        ========== ==========

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The MBZ Charitable Remainder Trust Purchase of Shares from Prudential

   On February 21, 2001, The MBZ Charitable Remainder Unitrust, a charitable trust of which Mr. Zuckerman is the grantor and Mr. Linde is the sole trustee, purchased from The Prudential Insurance Company of America ("Prudential") 1,806,842 shares of our common stock at an agreed upon purchase price of $39.90 per share. In a separate transaction, Prudential sold 855,872 shares of our common stock to unrelated parties on the same date and at the same price.

   As of February 21, 2001, Prudential owned 2,000,000 shares of our Series A preferred stock, 167,394 Series Three preferred units and 50,000 common units. In addition, affiliates of Prudential continue to manage in the aggregate 2,944,038 shares of our common stock, although Prudential is not the beneficial owner of these investments.

Secured Lending Transactions

   Prudential or its affiliates have provided us with secured financing on customary terms and conditions comparable with transactions involving other lenders.

Carnegie Center Acquisitions and Development

   On June 30, 1998, Boston Properties acquired from entities controlled by Mr. Alan B. Landis a portfolio of properties known as the Carnegie Center Portfolio and Tower Center One and related operations (collectively, the "Carnegie Center Portfolio") and Mr. Landis became a director of Boston Properties. In connection with the acquisitions of the Carnegie Center Portfolio, the Operating Partnership entered into a development agreement with an affiliate of Mr. Landis providing for up to approximately 2,000,000 square feet of development in or adjacent to the Carnegie Center office complex. The affiliate of Mr. Landis is entitled to a purchase price for each parcel developed under the development agreement calculated on the basis of $20 per rentable square foot of each property developed, as well as a contingent interest in each such developed property that achieves a stabilized return in excess of a target annual return ranging between 10.5% and 11%. The development agreement also provided that the Operating Partnership and an affiliate of Mr. Landis would form a development company to provide development services for the Carnegie Center development projects at a total charge of five dollars per rentable square foot actually constructed. Revenues and expenses of the development company are shared equally by the Operating Partnership and the affiliate of Mr. Landis. Pursuant to the development agreement, Mr. Landis, personally, has under certain circumstances the right to receive compensation at a rate of $250,000 annually.

Indebtedness of Management

   Mr. Robert E. Burke received a personal loan from Boston Properties in the principal amount of $500,000. The term of the loan commenced on May 26, 1998 and ended on May 31, 2001. The loan bears interest at a rate of seven percent (7%) per annum. Interest only payments are due yearly beginning on June 1, 1999. The final payment equal to the principal amount outstanding and all accrued interest was paid on or before May 31, 2001, the date the loan came due.

Leasing Commissions

   We paid aggregate leasing commissions in 2001 of approximately $600,000 to a firm controlled by Mr. Raymond A. Ritchey's brother. The terms of the related agreement are more favorable to Boston Properties than comparable arrangements with other brokers in comparable markets.

                                 OTHER MATTERS

Expenses of Solicitation

   The cost of solicitation of proxies will be borne by Boston Properties. In an effort to have as large a representation at the annual meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Boston Properties. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock. In addition, MacKenzie Partners, Inc. a proxy solicitation firm, has been engaged by Boston Properties to act as proxy solicitor and will receive fees estimated at $10,000 plus reimbursement of out-of-pocket expenses.

Stockholder Proposals for Annual Meetings

   Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties' proxy statement and form of proxy for its 2003 annual meeting must be received by Boston Properties on or before November 29, 2002 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to:
Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610, Attn.: Secretary.

   Stockholder proposals to be presented at Boston Properties' 2003 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in Boston Properties' proxy statement and form of proxy for its 2003 annual meeting, must be received in writing at the principal executive office of Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610 not earlier than January 1, 2003, nor later than February 15, 2003 unless its 2003 annual meeting of stockholders is scheduled to take place before April 1, 2003 or after June 30, 2003. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely received by Boston Properties at its principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder's notice shall be timely if received by Boston Properties at its principal executive office not later than the close of business on the later of
(1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made by Boston Properties. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: Boston Properties, Inc., 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610, Attn: Secretary.

                                  DETACH HERE


                                      PROXY

                            BOSTON PROPERTIES, INC.

                             111 Huntington Avenue
                                   Suite 300
                        Boston, Massachusetts 02199-7610

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Douglas T. Linde and William J. Wedge, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Boston Properties, Inc. held of record by the undersigned on March 13, 2002, at the Annual Meeting of Stockholders to be held on May 1, 2002 and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned's vote will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

----------------------    CONTINUED AND TO BE SIGNED   -------------------------
    SEE REVERSE                ON REVERSE SIDE              SEE REVERSE
       SIDE                                                     SIDE
---------------------                                  -------------------------

BOSTON PROPERTIES, INC.
c/o Equiserve
P.O. Box 43068
Providence, RI 02940

VOTE BY TELEPHONE                           VOTE BY INTERNET
It's fast, convenient, and immediate!       It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone        vote is immediately confirmed and
1-877-PRX-VOTE (1-877-779-8683).            posted.
-------------------------------------       ----------------------------------
Follow these four easy steps:               Follow these four easy steps:

1. Read the accompanying Proxy              1. Read the accompanying Proxy
   Statement and Proxy Card.                   Statement and Proxy Card.

2. Call the toll-free number                2. Go the Website
   1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/bxp

3. Enter your Voter Control Number          3. Enter your Voter Control Number
   located on your Proxy Card above            located on your ProxyCard above
   your name.                                  your name.

4. Follow the recorded instructions.        4. Follow the instructions provided.
-------------------------------------       ------------------------------------
YOUR VOTE IS IMPORTANT!                     YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/bxp
                                            anytime!

Do not return your Proxy Card if your are voting by Telephone or Internet

                                  DETACH HERE

[X] Please mark
    votes as in
    this example

The Board of Directors recommends a vote "FOR" all the nominees.

1. Proposal to elect the following persons as Class II Directors:

   Nominees:  (01) Alan J. Patricof and (02) Martin Turchin.

   FOR ALL [ ]       WITHHELD FROM ALL [ ]

   [ ] _________________________________________
      WITHHELD AS TO THE NOMINEE(S) NOTED ABOVE

The Board of Directors recommends a vote "FOR" Proposal 2.

                                                          FOR  AGAINST  ABSTAIN
2. Ratify the appointment of PricewaterhouseCoopers LLP   [ ]    [ ]       [ ]
   as independent accountants.

The Board of Directors recommends a vote "AGAINST" Proposals 3, 4 and 5.
                                                          FOR  AGAINST  ABSTAIN
3. Act upon one stockholder proposal concerning the       [ ]    [ ]       [ ]
   annual election of directors.

4. Act upon one stockholder proposal concerning our       [ ]    [ ]       [ ]
   shareholder rights plan.

5. Act upon one stockholder proposal concerning           [ ]    [ ]       [ ]
   non-audit activities of independent accountants.

6. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: _________________________________________ Date: __________________

Signature: _________________________________________ Date: __________________